Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-275081) of our report dated March 29, 2024, with respect to the consolidated financial statements of Urgent.ly Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023. Our audit report includes an explanatory paragraph relating to Urgent.ly Inc.’s ability to continue as a going concern.

/s/ CohnReznick LLP

Tysons, Virginia

March 29, 2024